Exhibit 10.1

VICTORY CAPITAL HOLDINGS, INC.

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into, effective as of February [•], 2018, by and between Victory Capital Holdings, Inc., a Delaware corporation (the “Company”), and [        ] (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company [and also serves on the Employee Shareholders Committee (the “Employee Shareholders Committee”) pursuant to that certain Employee Shareholders’ Agreement, dated as of February [•], 2018, to which the Company is a party], and/or is serving or may in the future serve as a director, officer or other fiduciary of one or more other corporations, partnerships, limited liability companies, joint ventures, trusts, employee benefit plans or other enterprises (“Related Entities”) at the request or direction of the Company or on behalf of the investors or limited partners for which the Company or an affiliate acts as general partner or investment advisor (the “Company’s Request or Direction”);

WHEREAS, both the Company and Indemnitee recognize the risk of litigation and other claims being asserted against directors and/or officers of corporations and other entities [and the members of the Employee Shareholders Committee]; and

WHEREAS, the Company’s Certificate of Incorporation (as the same may be amended from time to time, the “Certificate of Incorporation”) and Bylaws (as the same may be amended from time to time, the “Bylaws”) require the Company to indemnify, and to advance expenses to, its directors and officers to the fullest extent permitted under Delaware law, and the Indemnitee has agreed to serve as a director and/or officer of the Company [and also serves on the Employee Shareholders Committee], and has agreed or may agree to serve as a director, officer or other fiduciary of one or more Related Entities at the Company’s Request or Direction, in part in reliance on such provisions; and

WHEREAS, in recognition of Indemnitee’s reliance on the aforesaid provisions in the Certificate of Incorporation and the Bylaws, and Indemnitee’s desire for (i) additional protection against personal liability, including protection in circumstances that may or may not presently be covered in the Certificate of Incorporation and the Bylaws, and (ii) specific contractual assurance that the protection promised by the Certificate of Incorporation and the Bylaws, and may be otherwise available under Delaware law, will be extended to Indemnitee (regardless of, among other things, any amendment to or revocation of any provision of the Certificate of Incorporation or the Bylaws or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), and as an inducement to provide services to the Company and/or any Related Entity at the Company’s Request or Direction, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under Delaware law and as set forth in this Agreement, and, to the extent directors’ and officers’ liability insurance is maintained by the Company, to provide for the continued coverage of Indemnitee under such policies of insurance.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee continuing to serve the Company and the Related Entities at the Company’s Request or Direction, and intending to be legally bound hereby, the parties agree as follows:

1.                                      Certain Definitions:

(a)                                 Board: the Board of Directors of the Company.

(b)                                 Affiliate: any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(c)                                  Change in Control: shall be deemed to have occurred if, for any reason whatsoever, (i) Crestview Victory, L.P. and its Affiliates (“Crestview”) shall cease to be entitled to appoint or elect a majority of the Board, or the board of directors or equivalent governing body of the Company’s direct or indirect majority parent entities, or (ii) Crestview shall cease to be the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities.

(d)                                 Expenses: all direct or indirect costs and expenses (including attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses) reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include (i) any of the foregoing costs or expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments in respect of the foregoing amounts under this Agreement.

(e)                                  Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Agreement related to (i) the fact that Indemnitee is or was (w) a director or officer of the Company, (x) a director, officer, or other fiduciary of any Related Entity serving at the Company’s Request or Direction, (y) a director, officer, or other fiduciary of any predecessor of the Company or any Related Entity serving at the request or direction of such predecessor or (z) a member of the Employee Shareholders Committee, or (ii) anything done or not done by Indemnitee in any such capacity, including any Proceeding related to any of the foregoing matters, whether or not the basis of such Proceeding is alleged action or inaction in the Indemnitee’s official capacity as a director, officer, or other fiduciary of the Company, any Related Entity, or any predecessor of the Company or any Related Entity or as a member of the Employee Shareholders Committee, or in any other capacity while serving as a director, officer, or other fiduciary of the Company, any Related Entity, or any predecessor of the Company or any Related Entity or as a member of the Employee Shareholders Committee, or otherwise as described above, in each case, whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement or advancement of Expenses can be provided under this Agreement.

(f)                                   Independent Counsel: the person or body appointed in connection with Section 3.

(g)                                  Losses: all losses or liabilities, including any judgments, fines, penalties and amounts paid in settlement, arising out of or in connection with any Proceeding (including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, penalties or amounts paid in settlement). Losses also shall include any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments in respect of the foregoing amounts under this Agreement. Notwithstanding the foregoing, Losses shall not include amounts paid in respect of settlement by Indemnitee unless such settlement is entered into a manner in accordance with the terms set forth in Section 6(c).

(h)                                 Proceeding: any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding (including an action by or in the right of the Company), or any inquiry, hearing, or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, alternative dispute resolution mechanism, or other proceeding, in each case whether of a civil, criminal, administrative, regulatory, legislative or investigative (formal or informal) nature, and whether initiated or conducted by the Company or any other party, including any appeal therefrom, and including without limitation any such Proceeding pending as of the date of this Agreement in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of alleged action or inaction in the Indemnitee’s official capacity as a director, officer, or other fiduciary of the Company, any Related Entity, or any predecessor of the Company or any Related Entity or as a member of the Employee Shareholders Committee, or in any other capacity while serving as a director, officer, or other fiduciary of the Company, any Related Entity, or any predecessor of the Company or any Related Entity or as a member of the Employee Shareholders Committee, or otherwise as described above.

(i)                                     Reviewing Party: the person or body appointed in accordance with Section 3.

(j)                                    Voting Securities: any securities of the Company that vote generally in the election of directors.

2.                                      Agreement to Indemnify.

(a)                                 General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses and Losses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted

(but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, the Certificate of Incorporation, the Bylaws or the vote of the Company’s shareholders or disinterested directors.

(b)                                 Initiation of Proceedings. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce Indemnitee’s rights under this Agreement; (iii) such Proceeding arises in connection with any mandatory counterclaim or cross-claim or affirmative defense brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding); or (iv) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control).

(c)                                  Expense Advances. If so requested by Indemnitee, the Company shall advance (within ten business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”) in connection with any Proceeding; provided that such an Expense Advance shall be made on the condition that an undertaking by or on behalf of the Indemnitee shall have been made to repay the amount thereof if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company; provided, further, that the execution and delivery by Indemnitee hereof shall constitute such undertaking. If and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee for all such amounts theretofore paid; provided that if Indemnitee has commenced or commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). The advancement of Expenses provided for in this Agreement shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

(d)                                 Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses and Losses incurred in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses and Losses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by applicable law. For purposes of this Section 2(d) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(e)                                  Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses and Losses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(f)                                   Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company (i) on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state, or local laws, or (ii) for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including without limitation any such reimbursements that arise under the Sarbanes-Oxley Act of 2002).

(g)                                  Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s status as a director, officer, or other fiduciary of the Company, any Related Entity, or any predecessor of the Company or any Related Entity or as a member of the Employee Shareholders Committee, or in any other capacity while serving as a director, officer, or other fiduciary of the Company, any Related Entity, or any predecessor of the Company or any Related Entity or as a member of the Employee Shareholders Committee, or otherwise as described above, a witness, is or was made (or asked) to respond to discovery requests in any Proceeding or otherwise asked to participate in any aspect of a Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

3.                                      Reviewing Party.

For purposes hereof, (i) the “Reviewing Party” shall be (x) prior to any Change in Control, any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; and (y) after a Change in Control, the Independent Counsel referred to below; and (ii) the “Independent Counsel” shall be a law firm, or a member of a law firm, (x) experienced in matters of corporate law, (y) selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld, delayed or conditioned), and (z) who or which has not otherwise performed services for the Company or Indemnitee (other than in connection with indemnification matters hereunder or under other similar indemnification agreements) or for any other party to the Proceeding giving rise to a claim for indemnification hereunder, in each case in this clause (z), within the last five years; provided that the Independent Counsel shall not be any law firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Where there has been a written demand by Indemnitee for indemnification hereunder, then as soon as is reasonably practicable, the Reviewing Party shall make a determination with respect to Indemnitee’s entitlement thereto, which determination shall be set forth in a written opinion delivered to the Company and Indemnitee. Indemnitee shall reasonably cooperate with the Reviewing Party, including providing to the Reviewing Party upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses reasonably incurred by Indemnitee in so cooperating with the Reviewing Party shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification). The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4.                                      Indemnification Process and Appeal.

(a)                                 Indemnification Payment. Indemnitee shall be entitled to Expense Advances and indemnification of Expenses and Losses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for such Expense Advances or indemnification, unless the Reviewing Party has made a determination that Indemnitee is not entitled to such Expense Advances or indemnification.

(b)                                 Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if Indemnitee has not received the full amount of any Expense Advances or full indemnification, as applicable, within thirty days after making a demand in accordance with Section 4(a), Indemnitee shall have the right to enforce its rights under this Agreement by commencing litigation in the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”), seeking an initial determination by such court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity.

(c)                                  Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition) that the Company is prohibited by applicable law from indemnifying Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, it shall be presumed, to the fullest extent not prohibited by law, that Indemnitee is entitled to indemnification under this Agreement, and the burden of proof to establish such defense or overcome such presumption shall be on the Company. Neither the failure of the Reviewing Party or the Company (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or the Company (including the Board, independent legal counsel, or its stockholders) that Indemnitee had not met any applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is prohibited by applicable law.

(d)                                 Knowledge of Others. The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Company or any Related Entity of which Indemnitee is or was serving at the Company’s Request or Direction as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent, shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

5.                                      Indemnification for Expenses Incurred in Enforcing Rights.

The Company shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement, the Certificate of Incorporation, the Bylaws or applicable law, in each case now or hereafter in effect relating to advancement of Expenses or indemnification for Indemnifiable Events, and/or (ii) recovery under directors’ and officers’ liability insurance policies maintained by the Company, except to the extent not permitted by law. In addition, the Company shall advance all Expenses incurred by Indemnitee in pursuing an action to enforce Indemnitee’s rights under this Agreement.

6.                                      Notification and Defense of Proceeding.

(a)                                 Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the failure so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee.

(b)                                 Defense. With respect to any such Proceeding, (i) Indemnitee shall be entitled to control the prosecution or defense thereof with (x) before a Change in Control, counsel of the Company’s choosing, which shall be reasonably acceptable to Indemnitee, or (y) after a Change in Control, counsel of Indemnitee’s choosing, which shall be reasonably acceptable to the Company; provided that, regardless of whether or not a Change in Control has occurred, Indemnitee agrees to jointly engage the same counsel as the other individuals party to similar indemnification agreements with the Company with respect to any Proceeding arising from the same or substantially similar facts and circumstances, except that Indemnitee may engage separate counsel to the extent that (x) the Company has previously authorized Indemnitee in writing to do so or (y) Indemnitee shall have reasonably concluded upon the advice of counsel that there is a conflict of interest between Indemnitee and the other individuals party to similar indemnification agreements with the Company in respect of the conduct of the prosecution or defense of such Proceeding, and (ii) the Company will be entitled to participate in the Proceeding at its own expense.

(c)                                  Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that if a Change in Control has occurred (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any Losses or limitation on Indemnitee, or would constitute or result in any admission of negligence or wrongdoing or the making of any other statement against Indemnitee’s interest, without Indemnitee’s written consent.

7.                                      Entire Agreement.

This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement; provided that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and the Bylaws of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

8.                                      Non-Exclusivity.

The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation, the Bylaws, applicable law, or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Company and Indemnitee. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification or advancement than would be afforded currently under the Certificate of Incorporation, the Bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

9.                                      Liability Insurance.

To the extent the Company maintains an insurance policy or policies providing general and/or directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer or member of the Employee Shareholders Committee.

10.                               Period of Limitations.

No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Company or any of its Affiliates shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

11.                               Duration of Agreement.

This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or member of the Employee Shareholders Committee or (b) one year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding (including any appeal thereof) commenced by Indemnitee pursuant to this Agreement relating thereto. The indemnification and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Related Entity or member of the Employee Shareholders Committee, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

12.                               Amendment of this Agreement.

No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

13.                               Subrogation.

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

14.                               No Duplication of Payments.

The Company shall not be liable under this Agreement to make any payment to Indemnitee hereunder to the extent Indemnitee has otherwise received payment (under any insurance policy, the Certificate of Incorporation, the Bylaws or otherwise) of the amounts indemnifiable hereunder.

15.                               Binding Effect.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he may have ceased to serve in such capacity at the time of any Proceeding.

16.                               Severability.

If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, which is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

17.                               Enforcement.

The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director or officer of the Company or member of the Employee Shareholders Committee, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company or member of the Employee Shareholders Committee.

18.                               Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws, any directors’ and officers’ liability insurance maintained by the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

19.                               Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Chancery Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of such court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in such court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in such court has been brought in an improper or inconvenient forum.

20.                               Contribution.

(a)           Whether or not the indemnification provided in this agreement is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee. The Company shall not settle any Proceeding in a manner that would impose any penalty or admission of guilt or liability on Indemnitee without Indemnitee’s written consent.

(b)           Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses and Losses paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company or members of the Employee Shareholders Committee, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company or members of the Employee Shareholders Committee other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and/or Losses, as well as any other equitable considerations which the applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their respective conduct is active or passive.

(c)           The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company or members of the Employee Shareholders Committee, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)           To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by or on behalf of Indemnitee, whether for Losses and/or for Expenses, in connection with any claim relating to an Indemnifiable Event, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

21.                               Notices.

All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given, if delivered by hand, against receipt, or if mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed (i) if to the Company, at Victory Capital Holdings, Inc., 4900 Tiedeman Road, Brooklyn, Ohio, Attention: Chief Legal Officer and Secretary, and (ii) if to Indemnitee, at the address set forth on the Indemnitee’s signature page hereto. Notice of change of such addresses shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

22.                               Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.                               Headings.

The Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

VICTORY CAPITAL HOLDINGS. INC.
a Delaware corporation

By:
Name:
Title:

INDEMNITEE

Name:
Title:
Address:

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